EXHIBIT 99.1

FOR IMMEDIATE RELEASE

CONTACTS:

Cutera, Inc.

Ron Santilli

Chief Financial Officer

415-657-5500

Investor Relations

John Mills

ICR, Inc.

646-277-1254

john.mills@icrinc.com

Cutera Announces Preliminary Record Third Quarter 2016 Revenue

●	Approximately $30 million of revenue, representing 30% growth year-over-year
●	Revenue achievement represents record third quarter, and among the highest quarters, in Company history
●	Nine consecutive quarters of double-digit revenue growth
●	GAAP net income in the range of $1.3 million to $1.5 million

BRISBANE, California, October 11, 2016 – Cutera, Inc. (NASDAQ: CUTR) (“Cutera” or the “Company”), a leading provider of laser and energy-based aesthetic systems for practitioners worldwide, today announced the following preliminary, unaudited, financial results for the quarter ended September 30, 2016:

●	Revenue of approximately $30.0 million, an increase of 30% over the same period in the prior year;
●	Record third quarter revenue, and among the highest quarterly revenue overall, in Company history;
●	Result marks the ninth consecutive quarter of double-digit revenue growth;
●	Gross Margin of approximately 59%; and
●	GAAP Net Income is expected to be in the $1.3 million to $1.5 million range.

Ron Santilli, Interim Chief Executive Officer and Chief Financial Officer stated, “We are pleased that revenue for the third quarter has substantially exceeded our prior guidance. The preliminary revenue represents the strongest third quarter, and among the highest quarters overall, in Cutera’s history – a remarkable achievement for what is typically a seasonally weaker quarter of the year. We achieved revenue growth in both the North American and Rest of World (“ROW”) markets and saw strength across all of our platforms, reflecting the continued execution of our growth strategies. We are also pleased to have achieved GAAP profitability, indicating the leverage in our business model as we continue to grow. We believe the market for aesthetic equipment remains strong and our continued high rate of growth indicates to us that we are taking market share. We believe that we are well positioned with our products, pipeline, and commercial channels to continue this momentum.”

The Company plans to release actual third quarter 2016 financial results on Monday, November 7, 2016 after market close.

About Cutera, Inc.

Brisbane, California-based Cutera is a leading provider of laser and other energy-based aesthetic systems for practitioners worldwide. Since 1998, Cutera has been developing innovative, easy-to-use products that enable physicians and other qualified practitioners to offer safe and effective aesthetic treatments to their patients. For more information, call 1-888-4CUTERA or visit www.cutera.com.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. The forward-looking statements include preliminary, unaudited, financial performance for the third quarter ended September 30, 2016 and our ability to continue to grow. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause Cutera's actual results to differ materially from the statements contained herein. Potential risks and uncertainties that could affect Cutera's business and cause its financial results to differ materially from those contained in the forward-looking statements include review of our financial results for the third quarter of 2016, including consultation with our independent auditors, and others that are described in the section entitled, “Risk Factors” in its most recent Form 10-Q as filed with the Securities and Exchange Commission on August 1, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made. Cutera undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.